UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

NextTrip, Inc.
(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Sawgrass Corporate Parkway, Suite 400
Sunrise, Florida	33323
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 9, 2026, NextTrip, Inc. (the “Company”) held its 2027 annual meeting of stockholders via live webcast (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on seven proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 21, 2026 (the “Proxy Statement”).

At the Annual Meeting, there were 7,018,011 shares of common stock and Series A Convertible Preferred Stock present or represented by proxy, which represented approximately 46% of the combined voting power of the 15,086,101 shares of common stock and 150,000 shares of Series A Convertible Preferred Stock outstanding as of the close of business on August 10, 2026 (the “Record Date”), and which constituted a quorum for the transaction of business. Holders of the Company’s common stock were entitled to one vote for each share held as of the Record Date. Holders of the Company’s Series A Convertible Preferred Stock were likewise entitled to one vote for each share held as of the Record Date, and voted together with the holders of common stock as a single class, solely on those proposals on which they were entitled to vote.

The stockholders of the Company voted on the following proposals at the Annual Meeting:

1.
To elect three Class III directors to serve until the Company’s 2030 annual meeting of stockholders, or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal.

2.	To ratify the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2027.

3.
To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of more than an aggregate of 19.99% of the outstanding shares to Lind Global Fund III LP upon conversion of a Senior Secured Convertible Promissory Note and exercise of warrants.

4.
To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock (a) to certain non-insiders upon conversion of outstanding shares of the Company’s Series A Convertible Preferred Stock and exercise of related warrants, and (b) to an insider upon exercise of a Pre-Funded Warrant.

5.
To approve, in accordance with Nasdaq Listing Rule 5635(c), the issuance of shares of the Company’s common stock to an insider upon conversion of outstanding shares of the Company’s Series A Convertible Preferred Stock and exercise of related warrants.

6.	To approve, on a non-binding advisory basis, the compensation payable to the Company’s named executive officers.

7.
To approve the adjournment of the Annual Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in the event the Company had not received sufficient votes in favor of any of the foregoing proposals.

1. Election of Directors

Nominee	For	Against	Abstentions
Andy Kaplan	6,770,314	188,477	13
Carmen Diges	6,957,033	1,758	13
David Jiang	6,957,014	1,777	13

Each of the three nominees for Class III director was elected to serve until the Company’s 2030 annual meeting of stockholders, or until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation or removal.

2. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions
7,017,137	869	5

The stockholders ratified the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2027.

3. Approval of Issuance of Shares to Lind Global Fund III LP Pursuant to Nasdaq Listing Rule 5635(d)

For	Against	Abstentions
6,725,506	233,039	259

The stockholders approved, in accordance with Nasdaq Listing Rule 5635(d), the issuance of more than an aggregate of 19.99% of the outstanding shares to Lind Global Fund III LP upon conversion of a Senior Secured Convertible Promissory Note and exercise of warrants.

4. Approval of Issuance of Shares upon Conversion of Series A Convertible Preferred Stock and Exercise of Related Warrants and a Pre-Funded Warrant Pursuant to Nasdaq Listing Rule 5635(d)

For	Against	Abstentions
6,956,703	1,842	259

The stockholders approved, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock (a) to certain non-insiders upon conversion of outstanding shares of the Company’s Series A Convertible Preferred Stock and exercise of related warrants, and (b) to an insider upon exercise of a Pre-Funded Warrant.

5. Approval of Issuance of Shares to an Insider upon Conversion of Series A Convertible Preferred Stock and Exercise of Related Warrants Pursuant to Nasdaq Listing Rule 5635(c)

For	Against	Abstentions
6,956,378	2,187	239

The stockholders approved, in accordance with Nasdaq Listing Rule 5635(c), the issuance of shares of the Company’s common stock to an insider upon conversion of outstanding shares of the Company’s Series A Convertible Preferred Stock and exercise of related warrants.

6. Advisory Vote on Named Executive Officer Compensation

For	Against	Abstentions
6,953,583	5,207	14

The stockholders approved, on a non-binding advisory basis, the compensation payable to the Company’s named executive officers.

7. Adjournment of the Annual Meeting

For	Against	Abstentions
6,952,760	6,043	1

The stockholders approved the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies; however, because there were sufficient votes to approve each of the foregoing proposals, adjournment of the Annual Meeting was not necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

Date:	October 14, 2026	By:	/s/ William Kerby
Name: William Kerby Title: Chief Executive Officer

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